UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2009

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43460 Ridge Park Drive, Suite 140 Temecula, California		92590
(Address of Principal Executive Offices)		(Zip Code)

(951) 587-6201
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On November 19, 2009, we entered into a Supply and Distribution Agreement with Cardinal Health 200, LLC (“Cardinal Health”) whereby Cardinal Heath agreed to act as the exclusive distributor of certain products used in our proprietary Safety-Sponge™ System in the United States, Puerto Rico and Canada for a five-year term (the “Supply Agreement”).  The Supply Agreement is a successor agreement to the Supply Agreement between Surgicount Medical, Inc., our wholly-owned subsidiary, and Cardinal Health, dated effective November 14, 2006, which expired in accordance with its terms on November 14, 2009. A copy of the Supply Agreement is included as Exhibit 10.1 hereto.

In connection with the execution of the Supply Agreement, Cardinal Health issued a $10 million purchase order for our SurgiCount products, calling for deliveries over the next 12-month period.  Cardinal Health paid us $8 million upon execution of the Supply Agreement as partial pre-payment for such products, and agreed to pay up to $2 million directly to A+ International, Inc., our exclusive supplier, upon delivery of invoices for delivery of product under the purchase order.  Cardinal Health also agreed to place an additional $5 million purchase prior to the end of the third quarter of 2010 if we have achieved a minimum target sales threshold for sales of our surgical sponge products, and agreed to maintain for a period of time its current ordering pattern and volume for products required to fill orders from customers and add the products delivered under the $10 million and $5 million purchase orders to its customary inventory levels.

Other commercial terms in the Supply Agreement include our agreement to provide a discount on pricing terms if we fail to meet delivery commitments, as well as our agreement to provide Cardinal Health minimum gross margins on the sale of our surgical sponge products.  These guaranteed minimums vary depending on the product sold (Single Sterile or Bulk Non-Sterile) and how it is sold (directly by Cardinal Health, through sub-distributors or to convenience kit-packers). In addition, for Bulk Non-Sterile products included in Cardinal Health product kits, the guaranteed minimum gross margins are based on a formula that varies depending on sales performance criteria for specific time periods.

The Supply Agreement terminates November 19, 2014 unless terminated earlier in accordance with its terms.  Under the Supply Agreement, either we or Cardinal Health may terminate the agreement upon written notice to the other (with a 30-day cure period) in the event of bankruptcy or insolvency, or material breach, or in the event either fails to maintain the agreed fill rates (with a 60-day cure period). In addition, Cardinal Health may terminate its obligation to distribute certain products if such product infringes upon third-party proprietary rights.

Under the Supply Agreement, we also agreed to first negotiate with Cardinal Health if we intend to use a distributor to sell our products outside the territory for which Cardinal Health acts as our exclusive distributor.  We also granted Cardinal Health a limited right of first negotiation in the event of certain fundamental corporate transactions (such as sale of all our assets to a third party, of a merger or other reorganization that would result in a change in control).

As part of the purchase order described above, we entered into a Warrant Purchase Agreement dated effective November 19, 2009 pursuant to which we issued Cardinal Health, Inc. (an affiliate of Cardinal Health) warrants to purchase 1,250,000 shares of our common stock at $2 per share and 625,000 shares of our common stock at $4 per share.  The warrants have a term of five-years, but are subject to early expiration in certain circumstances, and grant the holder a right of first refusal for the initial year of the term with respect to certain issuances of common stock.  We also granted Cardinal Health, Inc. certain registration rights with respect to the shares of our common stock issuable upon exercise of the warrants pursuant to a Registration Rights Agreement dated November 19, 2009. Copies of each of the warrants are included as Exhibits 4.1 and 4.2 hereto, respectively, a copy of the Warrant Purchase Agreement is included as Exhibit 10.2 hereto and a copy of the Registration Rights Agreement is included as Exhibit 10.3 hereto.

The foregoing descriptions of the Supply Agreement, warrants, Warrant Purchase Agreement and Registration Rights Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 3.02            Unregistered Sale of Equity Securities

On November 19, 2009, in connection with the entry into the Supply Agreement and the initial purchase order described in Item 1.01 above, we issued Cardinal Health, Inc. (an affiliate of Cardinal Health) warrants to purchase 1,250,000 shares of our common stock at $2 per share and 625,000 shares of our common stock at $4 per share pursuant to a Warrant Purchase Agreement dated effective November 19, 2009.  The warrants have a term of five-years, but are subject to early expiration in certain circumstances, and grant the holder a right of first refusal for the initial year of the term with respect to certain issuances of common stock.  We also granted Cardinal Health, Inc. certain mandatory and “piggyback” registration rights, which require us to register the shares issuable upon exercise of the warrants under the Securities Act of 1933, as amended (the “Securities Act”) in certain circumstances pursuant to the Registration Rights Agreement.  The warrants (and shares issuable upon exercise of the warrants) have not been registered under the Securities Act, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

We relied on the exemption from the registration requirements of the Securities Act, provided by Section 4(2) thereof and the rules and regulations promulgated thereunder, including Regulation D, in connection with the issuance of the warrants. The offer, sale and issuance of the warrants was made without general solicitation or advertising. The warrants were offered and issued only to “accredited investors” as such term is defined in Rule 501 under the Securities Act.

Neither this current report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of our common stock or our other securities.

The foregoing descriptions of the warrants and registration rights are qualified in entirety by the form of the warrants, included as Exhibits 4.1 and 4.2 hereto and incorporated by reference herein, and the Registration Rights Agreement, included as Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits

 (c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Warrant dated November 19, 2009 to purchase up to 1,250,000 shares of the registrant’s common stock at $2.00 per share, expiring November 19, 2014

4.2	Warrant dated November 19, 2009 to purchase up to 625,000 shares of the registrant’s common stock at $4.00 per share, expiring November 19, 2014

10.1*	Supply and Distribution Agreement dated effective November 19, 2009, by and between the registrant and Cardinal Health

10.2	Warrant Purchase Agreement dated effective as of November 19, 2009 by and between the registrant and Cardinal Health, Inc.

10.3	Registration Rights Agreement dated effective as of November 19, 2009, by and between the registrant and Cardinal Health, Inc.

99.1	Press release dated November 20, 2009

*	Confidential treatment requested for certain confidential portions of this exhibit. These confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

November 24, 2009	By:	/s/ Steven H. Kane
Name: Steven H. Kane
Title: Chief Executive Officer